Vellmer & Chang
Chartered Accountants

505 - 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
604-678-6883
Fax: 604-687-3778

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 10, 2006, with respect to the balance sheets of Columbia Goldfields Ltd. as at December 31, 2005 and 2004 and the related statements of stockholders' deficiency, operations and cash flows for the years then ended and for the cumulative period from March 25, 2003 (date of inception) to December 31, 2005, included in the filing of the registration Statement (Form SB-2), dated July 26, 2006.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Vancouver, British Columbia                                                                              “Vellmer & Chang”
Canada                                                                                                                      Chartered Accountants
July 28, 2006